UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6730 N. Scottsdale Rd. Suite 150

Scottsdale, Arizona 85253

(Address of principal executive offices)

(480) 214-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 14, 2018, AV Homes, Inc. (“AV Homes”) reached an agreement to resolve two purported stockholder class action lawsuits on behalf of AV Homes stockholders filed in the United States District Court for the District of Delaware.

The actions, captioned Lawrence Zucker v. AV Homes, Inc. et al., Case 1:18-cv-01091 (the “Zucker Action”), and Franchi v. AV Homes, Inc. et al., Case 1:18-cv-01161 (the “Franchi Action,” and together with the Zucker Action, the “Actions”), challenge the proposed combination of AV Homes and Taylor Morrison Home Corporation (“Taylor Morrison” and the combination, the “Merger”), in particular the adequacy of the disclosure found in the Definitive Proxy Statement/Prospectus, filed with the Securities and Exchange Commission on August 27, 2018 (the “Definitive Proxy Statement/Prospectus”).

In connection with resolution of the Actions, AV Homes has agreed to make the following amended and supplemental disclosures (the “Amended and Supplemental Disclosures”) to the Definitive Proxy Statement/Prospectus. The Amended and Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement/Prospectus, which should be read in its entirety. Defined terms used but not defined in the Amended and Supplemental Disclosures have the meanings set forth in the Definitive Proxy Statement/Prospectus. Plaintiffs have agreed that, following the filing of this Current Report on Form 8-K (this “Report”), they will dismiss the Actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class.

The resolution of the Actions will not affect the timing of the special meeting of AV Homes stockholders, which is scheduled to be held on September 26, 2018, or the amount of the consideration to be paid to AV Homes stockholders in connection with the Merger. The resolution of the Actions is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. Furthermore, nothing in this Report or the resolution of the Actions shall be deemed an admission of the legal necessity or materiality of any of the Amended and Supplemental Disclosures. Defendants deny that any further disclosure regarding the Merger is required under applicable laws other than that which has already been provided in the Definitive Proxy Statement/Prospectus. However, to avoid any risk of the Actions delaying or adversely affecting the Merger, to minimize the expense, burden, distraction and inconvenience of continued litigation and to resolve plaintiffs’ claims asserted in the Actions, AV Homes has agreed to make these Amended and Supplemental Disclosures to the Definitive Proxy Statement/Prospectus.

SUPPLEMENT TO PROXY STATEMENT

The last sentence of the last paragraph on page 5 of the Definitive Proxy Statement/Prospectus is replaced in its entirety by the following:

The Voting Agreement will terminate automatically on the first to occur of (i) a change in the recommendation of the AV Homes Board prior to the AV Homes stockholder approval of the Merger, including a change in the recommendation of the AV Homes Board in response to a Superior Proposal as further described below, (ii) certain amendments or waivers of the Merger Agreement without TPG’s prior consent, (iii) the effective time of the Merger and (iv) the termination of the Merger Agreement, including any termination by AV Homes to accept a Superior Proposal, in accordance with the terms and conditions of the Merger Agreement.

The third paragraph under the heading “The Voting Agreement” on page 16 of the Definitive Proxy Statement/Prospectus is replaced in its entirety by the following:

The Voting Agreement will terminate automatically on the first to occur of (i) a change in the recommendation of the AV Homes Board prior to the AV Homes stockholder approval of the Merger, including a change in the recommendation of the AV Homes Board in response to a Superior Proposal as further described below, (ii) certain amendments or waivers of the Merger Agreement without TPG’s prior consent, (iii) the effective time of the Merger and (iv) the termination of the Merger Agreement, including any termination by AV Homes to accept a Superior Proposal, in accordance with the terms and conditions of the Merger Agreement.

The last sentence of the last paragraph on page 59 of the Definitive Proxy Statement/Prospectus is replaced in its entirety by the following:

The Finance Committee, in its capacity as the committee of the AV Homes Board responsible for AV Homes’ strategic activities, determined, and instructed J.P. Morgan and Moelis, that it would like the financial advisors to run a targeted sale process, which would include Company C, Taylor Morrison, Company E, Company F and a U.S. homebuilding company that we refer to as “Company G.”

The first full sentence on page 68 of the Definitive Proxy Statement/Prospectus is supplemented by adding the following at the end of that paragraph:

Under the terms of the confidentiality agreements entered into with potential counterparties, described above, any standstill provisions in each such confidentiality agreement terminated upon execution of the merger agreement, such that none of the counterparties thereto were restricted from making proposals to the AV Homes Board from and after this time.

The first paragraph on page 84 of the Definitive Proxy Statement/Prospectus is supplemented by adding the following at the end of that paragraph:

The unlevered free cash flow figures utilized by Moelis differed from those used by J.P. Morgan because the figures utilized by Moelis included share-based compensation and deferred tax assets utilized.

The first bullet on page 123 of the Definitive Proxy Statement/Prospectus is replaced in its entirety by the following:

•

at any time prior to AV Homes stockholder approval of the Merger, if the AV Homes Board shall have effected an AV Homes Recommendation Change, including for an AV Homes Recommendation Change in response to a Superior Proposal;

The second bullet on page 123 of the Definitive Proxy Statement/Prospectus is replaced in its entirety by the following:

•

the earlier of (i) the closing of the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement and (ii) the termination of the Merger Agreement, including any termination by AV Homes to accept a Superior Proposal, in accordance with the terms and conditions of the Merger Agreement;

*    *    *

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of AV Homes and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to AV Homes, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Taylor Morrison and AV Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and AV Homes; the risk associated with AV Homes’ ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the transaction; the anticipated size of the markets and continued demand for Taylor Morrison’s and AV Homes’ homes and the impact of competitive responses to the announcement of the transaction; access to available financing on a timely basis and on reasonable terms, including the refinancing of Taylor Morrison and AV Homes debt to fund the cash portion of the consideration in connection with the transaction. Additional risks are described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2018 and in AV Homes’ Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor AV Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Important Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between Taylor Morrison and AV Homes, Taylor Morrison has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 that includes a Proxy Statement of AV Homes that also constitutes a Prospectus of Taylor Morrison (the “Proxy Statement/Prospectus”). AV Homes has mailed to its shareholders the definitive Proxy Statement/Prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF AV HOMES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TAYLOR MORRISON, AV HOMES, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by Taylor Morrison and AV Homes through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Taylor Morrison in the Investor Relations section of Taylor Morrison’s website at http://investors.taylormorrison.com or by contacting Taylor Morrison’s Investor Relations at investor@taylormorrison.com or by calling (480) 734-2060, and may obtain free copies of the documents filed with the SEC by AV Homes in the Investor Relations section of AV Homes’ website at http://investors.avhomesinc.com or by contacting AV Homes’ Investor Relations at m.burnett@avhomesinc.com or by calling (480) 214-7408.

Participants in the Merger Solicitation

Taylor Morrison, AV Homes and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of AV Homes in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement/Prospectus described above. Additional information regarding Taylor Morrison’s directors and executive officers is also included in Taylor Morrison’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and information regarding AV Homes’ directors and executive officers is also included in AV Homes’ proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. These documents are available free of charge as described above.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date: September 14, 2018	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	President and Chief Executive Officer